EXHIBIT 10.5

AMENDMENT

THE PNC FINANCIAL SERVICES GROUP, INC.

ERISA EXCESS PENSION PLAN

(as amended and restated effective April 6, 2004)

WHEREAS, The PNC Financial Services Group, Inc. (“PNC”) sponsors The PNC Financial Services Group, Inc. ERISA Excess Pension Plan, as amended and restated effective April 6, 2004 (the “Plan”);

WHEREAS, Section 8 of the Plan authorizes PNC to amend the Plan;

WHEREAS, PNC wishes to amend the Plan to permit the cash-out of small sums; and

WHEREAS, notwithstanding the foregoing, PNC intends that the Plan remain “grandfathered” within the meaning of Internal Revenue Code Section 409A.

NOW, THEREFORE, IT IS RESOLVED that the Plan is hereby amended as follows, effective as of January 1, 2010:

1.    The first paragraph under Section 4 (“Distributions”) is amended to add the following new sentences to the end thereof as follows:

“Notwithstanding the foregoing, if at the time of distribution as specified in this Section 4, the value of a Participant’s Account is $5,000 or less, such distribution shall be paid as soon as administratively feasible after the occurrence of the distribution event and shall be paid in the form of a lump sum in lieu of any other benefit under the Plan. No other form of distribution is available and no spousal consent is required.”

Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 23rd day of December, 2010 pursuant to the authority delegated by the Corporation’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley
Chief Human Resources Officer